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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 26, 2003

                                CERES GROUP, INC.
               (Exact Name of Registrant as Specified in Charter;
                  Issuer of the securities held pursuant to the
                         Ceres Group, Inc. (401(k) Plan)
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
           DELAWARE                          0-8483                        34-1017531
(State or Other Jurisdiction of     (Commission File Number)      (I.R.S. Employer Identification
        Incorporation)                                                       Number)
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                   17800 ROYALTON ROAD, CLEVELAND, OHIO 44136
                    (Address of principal executive offices)

                                 (440) 572-2400
              (Registrant's telephone number, including area code)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Previous Independent Accountants

     On June 26, 2003, Ernst & Young, LLP ("E&Y") informed the sponsor of the Ceres Group, Inc. 401(k) Plan (the "Plan") that it has declined to stand for re-election as the independent accountants for the Plan for the fiscal year ended December 31, 2003. The client-auditor relationship between the Plan and E&Y will cease upon the completion of the second quarter review of Ceres Group, Inc.'s June 30, 2003 consolidated financial statements.

     The reports of E&Y on the Plan's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audits for the two most recent fiscal years and through June 26, 2003, the date of this Form 8-K, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their report on the financial statements for such years.

     During the two most recent fiscal years and through June 26, 2003, the date of this Form 8-K, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Plan has requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether E&Y agrees with the above statements. A copy of that letter, dated June 30, 2003, is attached as Exhibit 16.1 to this Form 8-K.

     (b) New Independent Accountants

     Ceres Group, Inc.'s Audit Committee will promptly retain new independent public accountants for the fiscal year ending December 31, 2003.

ITEM 7. EXHIBITS.

Exhibit 16.1. Letter from E&Y to the Securities and Exchange Commission dated June 30, 2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CERES GROUP, INC. 401(K) PLAN

                                    /s/  David I. Vickers
                                    ---------------------------------
                                    By:  David I. Vickers
                                    Its: Plan Administrator

Dated:  June 30, 2003